                                GLOBAL DEBENTURE

         NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS DEBENTURE (THE "SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS DEBENTURE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN
(1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         IF THE HOLDER OF THIS DEBENTURE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THIS DEBENTURE OR THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.


                                 FIBERCHEM, INC.

                   12% SENIOR CONVERTIBLE DEBENTURES DUE 2002

                                GLOBAL DEBENTURE

         FiberChem, Inc., a Delaware corporation (hereinafter, the "Issuer," which term includes any successor corporation under the Trust Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Debenture (the "Global Debenture") the principal sum of One Million Three Hundred Fifty Thousand and No/100 United States Dollars (U.S. $1,350,000) (the "Principal Amount") on July 26, 2002, and, to pay interest thereon from the date hereof, semi-annually in arrears on December 1 and June 1 in each year, commencing December 1, 2000, at the rate of 12% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or payment thereof is duly provided for; provided, however, that the Principal Amount payable upon presentation and surrender may be reduced from time to time in connection with conversions, redemptions, purchase and cancellations and similar events described in the Trust Indenture (as defined below), and such reductions shall be duly noted on Schedule A hereto (which is incorporated herein by this reference as if set out in full); and provided further that interest accruing after the date of a reduction in Principal Amount shall be calculated with reference to the new Principal Amount.

         This Global Debenture is one of a duly authorized issue of debentures designated as the 12% Senior Convertible Debentures Due 2002 (the "Debentures") of the Issuer issued and to be issued under the Trust Indenture dated as of July 28, 2000 (herein called the "Trust Indenture"), between the Issuer and The Bank of New York, as Trustee. It is a permanent security and is exchangeable in whole for definitive Bearer Debentures in bearer form, with interest coupons attached, upon the events specified in the Trust Indenture.

         Until exchanged in full for the definitive Bearer Debentures, this Global Debenture shall in all respects be ratably entitled to the same benefits under, and subject to the same Terms and Conditions of, the Trust Indenture as definitive Bearer Debentures authenticated and delivered thereunder.

         This Global Debenture, the definitive bearer Debentures and the Trust Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Global Debenture which are defined in the Trust Indenture shall have the respective meanings assigned to them in the Trust Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee or on behalf of the Trustee by the Authenticating Agent by manual signature of one of its authorized signatories, this Global Debenture shall not be entitled to any benefit under the Trust Indenture and shall not be valid or obligatory for any purpose.

                     TERMS AND CONDITIONS OF THE DEBENTURES


1.       FORM, DENOMINATION AND TITLE

         (A) The Debentures, which will initially be sold only outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), will be in the form of a global bearer debenture without interest coupons (the "Global Debenture"), on deposit with The Bank of New York as common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Clearstream, societe anonyme ("Clearstream") and credited to accounts designated by the Debentureholders, in principal amounts of U.S. $1,000 or integral multiples thereof. As provided in the Trust Indenture, under limited circumstances the Debentures may be issued in definitive bearer form ("Definitive Bearer Debentures"), serially numbered, in denominations of U.S. $1,000, $5,000 and $10,000 each with interest coupons ("Coupons") attached on issue.

         (B) Title to the Global Debenture will pass by transfer as described in the Trust Indenture. Title to the Definitive Bearer Debentures and to the Coupons will pass by delivery. The Company, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Definitive Bearer Debenture and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Definitive Bearer Debenture or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Definitive Bearer Debenture or Coupon or any notice of previous loss or theft of the Definitive Bearer Debenture or Coupon). "Debentureholder" and "Holder" means the bearer of any Definitive Bearer Debenture or Coupon (as the case may be) or beneficial owner of an interest in the Global Debenture.

         In addition to other legends required by the Securities Act, the Debentures and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended."

2.       STATUS

         The Debentures and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank junior to certain Secured Senior Indebtedness, PARI PASSU, without any preference among themselves and with any Designated Indebtedness. The Debentures and any Coupons will rank senior to all other future Indebtedness of the Company, except to the extent of Permitted Liens securing Indebtedness. The Debentures will not be secured by any assets or properties of the Company. "Secured Senior Indebtedness" is limited to Indebtedness incurred pursuant to that certain Accounts Receivable Purchase Agreement dated July 7, 2000, with Silicon Valley Financial Services, which Indebtedness may not at any time exceed $1,000,000. "Designated Senior Indebtedness", "Permitted Subsidiary Indebtedness" and "Permitted Liens" are defined in the Trust Indenture.

3.       COVENANTS

         Some, but not all, of the covenants contained in the Trust Indenture are as follows:

         (A) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets substantially as an entirety to any Person, unless: (i) either (a) the Company shall be the surviving Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (1) shall be a Person organised and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and (2) shall expressly assume, by a trust indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Debentures and the performance and observance of every covenant of the Trust Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article Nine of the Trust Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         (B) Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01 of the Trust Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Trust Indenture with the same effect as if such successor Person had been named as the Company herein and therein, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Trust Indenture and the Debentures and the Company may be dissolved and liquidated.

         (C) The Company will not create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that will rank (i) except for Secured Senior Indebtedness, senior in right of payment to the Debentures and any Coupons or (ii) except for Designated Indebtedness, PARI PASSU with the Debentures and Coupons, except to the extent of Permitted Liens securing Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness other than Permitted Subsidiary Indebtedness.

         (D) Except for Permitted Liens, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind upon any properties of the Company or any of its Subsidiaries securing any Indebtedness (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor), unless the Debentures are equally and ratably secured or rank senior and prior in all respects to the Indebtedness secured by such Lien.

4.       INTEREST

         The Debentures bear interest from (and including) the Issue Date, at the rate of 12% per annum, payable in cash semi-annually in arrears on December 1 and June 1, in each year (each an "Interest Payment Date"), the first such payment to be made on December 1, 2000, in respect of the period from (and including) the Issue Date to (but excluding) December 1, 2000. There will be a short first coupon for the period from (and including) the Issue Date, to (but excluding) December 1, 2000, which will equal U.S. $42.00 per U.S. $1,000 principal amount of the Debentures. Payments of interest will equal U.S. $60.00 per U.S. $1,000 principal amount of the Debentures for each subsequent Interest Payment Date. Interest shall accrue on amounts in default at the Default Rate.

         Each Debenture will cease to bear interest (i) from its due date for redemption, or (ii) where the Conversion Right shall have been exercised by the Debentureholders or the Company elects to cause a Mandatory Conversion, from the Conversion Date, unless as to any of the foregoing upon due presentation, payment of the principal and interest in respect of the Debenture is improperly withheld or refused, the Conversion Shares are not timely issued or unless Default is otherwise made in respect of such payment, in which event interest shall continue to accrue at the Default Rate as provided in the Trust Indenture.

         When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

5.       PAYMENTS AND PAYING AGENTS

         (A) All payments of principal and interest shall be made in U.S. dollars. Payment of principal in respect of each Debenture will only be made (i) in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, or (ii) in the case of Definitive Bearer Debentures, against presentation and surrender (or, in the case of part payment only, endorsement), of the relevant Definitive Bearer Debenture at the specified office of any of the Paying Agents. Payments of interest due on the Definitive Bearer Debentures on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, at the specified office of any of the Paying Agents or, in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Payments of additional interest will be made upon presentation of a Definitive Bearer Debenture to a Paying Agent, which Debenture will be stamped to reflect such payment, or in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. In the case of Definitive Bearer Debentures, all such payments will be made at the specified office of any Paying Agent, at the option of the holder, by U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee outside the U.S. and, in the case of the Global Debenture, by the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, subject in all cases to any applicable laws and regulations.

         (B) Upon redemption of the Global Debenture, payment shall be made to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Each Definitive Bearer Debenture should be presented for redemption together (if applicable) with all unmatured Coupons relating to such Debenture, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that portion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner described above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupons at any time before the expiration of ten years after the Relevant Date in respect of the Debenture (whether or not such Coupon would otherwise have become void pursuant to Condition 10

(Prescription)), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

         (C) The Company agrees that so long as any of the Debentures are outstanding, it will maintain (i) a Paying Agent in a western European city for payments on the Debentures, (ii) so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, a Paying Agent and Conversion Agent in Luxembourg, (iii) Conversion Agents having specified offices in either London or New York and (iv) Paying Agents having specified offices in either London or New York. The Company has initially appointed The Bank of New York as Trustee, Principal Paying Agent, Principal Conversion Agent, Replacement Agent and Authenticating Agent, and Banque Internationale A Luxembourg, as Paying Agent and Conversion Agent. Subject to the foregoing and the terms of the Paying and Conversion Agreement and the Trust Indenture, the Company shall have the right to terminate any such appointments and/or to appoint any other agents in such other places as it may deem appropriate upon notice in accordance with Condition 15 (Notices).

         All monies paid by the Company to the Principal Paying Agent for the payment of principal or interest on any Debenture which remain unclaimed at the end of two (2) years after the principal on such Debenture will have become due and payable will be repaid to the Company (and upon such repayment, the obligations of the Principal Paying Agent shall cease) and the Holder of such Debenture or any Coupon appertaining thereto will thereafter have only the rights of a creditor of the Company as described in the Trust Indenture or such rights as may be otherwise provided by applicable law.

         A Holder shall be entitled to present a Definitive Bearer Debenture or Coupon for payment only on a Presentation Date.

         "Presentation Date" means the date on which a Definitive Bearer Debenture is presented by a Debentureholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be, or if such date is not a Business Day, the next date which is a Business Day.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Luxembourg, the city of New York, New York, and London, England are not authorised or obligated by law, regulation or executive order to close.

         When making payments to Debentureholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent.

6.       CONVERSION

         (A)      CONVERSION PERIOD, CONVERSION RATIO AND PRICE

         (i) Debentureholders have the right, subject as provided herein and to any applicable laws and regulations, to require the Company to convert all or any of their Debentures at their principal amount into shares (the "Conversion Shares") of common stock of the Company, U.S. $.0001 par value per share ("Common Stock") at any time during the Conversion Period referred to below. Upon conversion, the right of the converting Debentureholder to repayment of the principal amount of the Debenture to be converted shall be extinguished and released, and in consideration and in exchange therefor the Company shall allot and issue Conversion Shares credited as paid up in full as provided in this Condition 6. Subject to and upon compliance with the provisions of these Conditions, the Conversion Right attaching to any Debenture may be exercised, at any time after the Issue Date up to the close of business on the day two Business Days prior to the Maturity Date (but in no event thereafter) or, if such Debenture shall have been called for redemption pursuant to Condition 7(A) on the date up to and including two (2) Business Days prior to the date fixed for redemption thereof (the "Conversion Period").

         The number of Conversion Shares to be issued on conversion of a Debenture will be determined by dividing the principal amount of the Debenture to be converted by the Conversion Price (as defined below) in effect on the Conversion Date, with the result being rounded down to the nearest whole number. In addition, upon the conversion of any Debentures, a Debentureholder will also be entitled to receive an additional number of Conversion Shares calculated in accordance with Condition 6 (G).

         (ii) If more than one Debenture is converted at any one time by the same Holder, the number of Conversion Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Debentures to be converted. Fractions of Conversion Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

         (iii) The price at which Conversion Shares will be issued upon conversion (the "Conversion Price") will initially be the lesser of (i) U.S. $0.30 per Conversion Share or (ii) the Adjusted Market Price, but such Conversion Price will be subject to adjustment in the manner provided in Conditions 6(C) and 6(F). The "Adjusted Market Price" shall equal 92% of the average of the Market Price of the Common Stock for the 20 consecutive Stock Exchange Business Days ending two Stock Exchange Business Days prior to the Conversion Date. "Market Price" shall be the closing bid price on the OTC for the Common Stock on the relevant Stock Exchange Business Day; provided, however, if the Common Stock is traded on an Alternative Stock Exchange then the "Market Price" shall be the closing bid price of the Common Stock on such Alternative Stock Exchange on any Stock Exchange Business Day. Notice of any adjustment of the Conversion Price shall be given in accordance with Condition 15 within ten
(10) Business Days of such adjustment.

         (iv) Notwithstanding the provisions of paragraph (i) of this Condition 6(A), if the Company shall default in making payment in full in respect of any Debenture which shall have been called for redemption prior to the Maturity Date, then from the Redemption Date, interest shall continue to accrue on such Debenture at the Default Rate and the Conversion Right attaching to such Debenture will continue to be exercisable up to, and including the close of business (at the place where the Debenture is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Debenture has been duly received by the Trustee or the Principal Paying Agent.

         (v) A Conversion Right may only be exercised in respect of an Authorised Denomination.

         (B)      PROCEDURE FOR CONVERSION

         (i) To exercise the Conversion Right attaching to any Definitive Bearer Debenture, the

Holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Conversion Agent or any of the other Conversion Agents, a notice of conversion (a "Conversion Notice") in the form for the time being currently obtainable from the office of each Conversion Agent specified in the Agency Agreement, together with the relevant Definitive Bearer Debenture and any amount to be paid by the Debentureholder pursuant to this Condition 6(B)(i). The holder of a beneficial interest in the Global Debenture need only provide a Conversion Notice and arrange for the delivery to a Conversion Agent of the beneficial interest being converted as provided in clause (ii) below. Such Conversion Notice shall be in the form attached to the Indenture and shall be provided by any Conversion Agent upon request.

         The Conversion Date must fall at a time when the Conversion Right attaching to that Debenture is expressed in these Conditions to be exercisable and will be deemed to be the date of the surrender of the Definitive Bearer Debenture (if applicable) and/or the delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable.

         Upon any conversion of a Debenture into Conversion Shares, the Company shall pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable in the U.S. or, if applicable, in the place of any Alternative Stock Exchange, as the case may be, and the Debentureholder delivering a Debenture for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable to an entity located outside the U.S. or in the place of any Alternative Stock Exchange outside the U.S. The foregoing shall not apply to taxes in connection with any transfer of ownership of a Debenture.

         "Alternative Stock Exchange" means, other than OTC, any national or regional stock exchange or quotation service such as the Nasdaq National Market System or any similar quotation service, as may be agreed between the Company and the Lead Manager. Any Alternative Stock Exchange selected must be recognised by the Luxembourg Exchange otherwise the Debentures may be delisted from the Luxembourg Exchange.

         (ii)     As soon as practicable, and in any event not later than three
(3) Stock Exchange Business Days after either the Company's receipt of a completed Conversion Notice or, if conversion is occurring as a result of a mandatory conversion, the Conversion Date, the Company will cause the person or persons designated for that purpose in the Conversion Notice or otherwise to be registered as holder(s) of the relevant number of Conversion Shares, which will include any Conversion Shares issued in accordance with Condition 6(G), and will make a certificate or certificates for the relevant Conversion Shares available for collection at the Company's principal office which is currently in Las Vegas, Nevada or at the Company's transfer agent in Denver, Colorado, or, if so requested in the relevant Conversion Notice, will deliver such certificate or certificates to the person at the place specified in the Conversion Notice, at the risk of the Debentureholder, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. If the Company fails to timely satisfy its obligations as provided in this Condition 6(B)(ii), then within two Stock Exchange Business Days after the expiration of such 3 day period, the Company shall pay to the Debentureholder(s) entitled to Conversion Shares a cash payment equal to 1% of the principal amount of Debentures being converted. An additional 1% cash payment will be paid for each additional three (3) day period commencing after the expiration of the relevant 3 day period during which the

Company has not complied with its obligations as provided in this condition 6(B)(ii).

         (iii) The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Conversion Shares issuable upon conversion with effect from the Conversion Date. The Conversion Shares issued upon conversion of the Debentures will in all respects rank pari passu with the issued and outstanding shares of Common Stock issued on the relevant Conversion Date except for any right excluded by mandatory provisions of applicable law. A holder of Conversion Shares issued on conversion of Debentures shall not be entitled to any shareholder rights for any record date which precedes the relevant Conversion Date.

         (iv) Subject to Condition 4, all accrued and unpaid interest due upon the conversion of the Debentures (whether as a result of an election by the Debentureholder, or the Company pursuant to its right to cause Mandatory Conversion) shall be paid to or on behalf of the Debentureholder by the Company not later than fourteen (14) calendar days after the relevant Conversion Date by a U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee in accordance with instructions given by the relevant Debentureholder.

         (v) The Conversion Shares shall be traded on the OTC but shall not be listed on the Luxembourg Stock Exchange.

         (C)      ADJUSTMENTS IN CONVERSION PRICE

         As provided in the Trust Indenture, the Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) stock dividends and certain other distributions; (ii) the subdivision, combination or reclassification of outstanding shares of Common Stock; (iii) the issuance to all stockholders of the Company of rights or warrants to acquire shares of Common Stock at a price less than the Market Price for the Common Stock; (iv) the issuance of Common Stock at a price less than the Market Price, other than issuances pursuant to conversion of the Debentures, any issuances pursuant to the conversion of issued and outstanding preferred stock (including conversions related to FiberChem's outstanding preferred stock even if the conversion ratio of such stock is increased from 10 to 1 to 75 to 1), and the conversion or exercise of all other currently outstanding options, warrants, or outstanding indebtedness of the Company, or any warrants issued pursuant to the Offering or in connection with any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries, whether now in effect or hereafter created or amended; and
(v) the distribution to all holders of Common Stock or debt securities of the Company or of assets or rights or warrants to purchase securities of the Company (excluding those rights and warrants referred to above and cash dividends or distributions from current or retained earnings). The Company may at any time or from time to time reduce the Conversion Price temporarily or permanently as to all or any Debentures outstanding. The Company shall cause written notice of any adjustment to the Conversion Price of all the Debentures pursuant to this Condition 6(C) to be given to the Trustee, the Paying Agents, the Conversion Agents and the Holders of the Debentures in accordance with Section 1.08 of the Trust Indenture, and will publish such notice in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. The Company will notify the Luxembourg Stock Exchange upon any adjustment to the Conversion Price of all the Debentures.

         No adjustment will be made where such adjustment would be less than five percent (5%) of the Conversion Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Conversion Price, if not an integral multiple of one cent shall be rounded up to the nearest one cent.

         The Conversion Price may not be reduced so that, on conversion of Debentures, Conversion Shares would be issued for an amount less than their current par value.

         Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the reasonable opinion of the Company's Board of Directors the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Board of Directors to be in their reasonable opinion appropriate in order to give such intended result.

         (D)      CONSOLIDATION, AMALGAMATION OR MERGER

         In the case of any consolidation, amalgamation or merger of the Company with any other Person (other than a consolidation, amalgamation or merger in which the Company is the continuing Person), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Luxembourg Stock Exchange in accordance with its applicable requirements and the Debentureholders of such event in accordance with Section 1.08 of the Trust Indenture and (so far as legally possible) cause the Person resulting from such consolidation, amalgamation or merger or the Person which shall have acquired such assets, as the case may be, to execute a trust indenture supplemental to the Trust Indenture to ensure that the Holder of each outstanding Debenture will have the right (during the period in which such Debenture shall be convertible) to convert such Debenture into the class and amount of shares of Common Stock and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a Holder of the number of shares of Common Stock which would have become liable to be issued upon conversion of such Debenture immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition 6(D) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

         (E)      MANDATORY CONVERSION

         At any time after the Company has complied with its registration obligations as provided for in the Registration Rights Agreement, provided the average Market Price of the Common Stock during any twenty (20) consecutive trading day period and on the date the conversion notice is sent is equal to or greater than $0.42, the Company may at its option elect within thirty (30) days of having satisfied the foregoing criteria, to cause the Debentures to be converted, in whole but not in part, into Conversion Shares at the then applicable Conversion Price. The Debentureholders shall be notified of such election by being given not less than twenty (20) calendar days' notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture (which notice shall be irrevocable) by publication in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. Upon any such mandatory conversion, payment will be made by the Company for all interest accrued prior to the Conversion Date. The Company shall notify the Luxembourg Stock Exchange of any such mandatory conversion and confirm that all such Debentures have been converted.

         (F)      REGISTRATION RIGHTS

                  (i) Pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 28, 2000, by and among the Company and the Trustee for the benefit of the Debentureholders, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "Commission") in respect of the resale of the Conversion Shares. In accordance with the terms and conditions of the Registration Rights Agreement, the Company will (i) use its best efforts to cause the Commission to declare effective the registration statement contemplated in the foregoing sentence within three months of the Issue Date and (ii) use its best efforts to maintain the effectiveness of such registration statement until all Conversion Shares that may be issued have been issued. In the event that the Commission does not declare such registration statement effective within four months of the Issue Date, holders of the Debentures will be entitled to convert their Debentures at a discount (the "Registration Default Discount") of 2% from the then applicable Conversion Price and thereafter, commencing on the fifth month from the Issue Date, an additional 5% discount for each month or portion thereof that the registration statement is not declared effective. The Registration Default Discount shall be permanent and shall not be affected by the subsequent effectiveness of the registration statement. All discounts under this Condition 6(F) will be in addition to, and not in lieu of, any other discounts or adjustments applicable to the Conversion Price under the terms of the Debentures.

                  (ii) In addition, if prior to the date the Company satisfies its obligations under the Registration Rights Agreement and for a period of 60 days after it satisfies such obligations, the Company issues any Common Stock or Common Stock Equivalents at a price or having a conversion price less than the then applicable Conversion Price, the applicable Conversion Price shall be adjusted downward only to equal 95% of the price or conversion price attributable to the Common Stock or Common Stock Equivalents. To the extent any issuance of securities causes an adjustment under this Condition 6(F)(ii) and could also provide for an adjustment under Condition 6(C), the only adjustment resulting from such issuance shall occur solely under this Condition 6(F)(ii).

         (G) Upon the conversion of any Debentures, either upon the election of the Debentureholder or the Company, the Debentureholders will be entitled to receive, at no additional cost, an additional number of Conversion Shares equal to the product of (i) the number of Conversion Shares being issued to such Debentureholder multiplied by (ii) 0.26. The additional shares issued in accordance with this Condition 6(G) will be part of the total number of Conversion Shares to be issued and will be included in the certificate delivered in accordance with Condition 6(B)(ii) above.

         (H) As provided in the Debentures, the Conversion Price is subject to reduction in a number of different circumstances. The Conversion Price to be used in connection with the conversion of any Debentures will be calculated on the applicable date as follows. The initial Conversion Price will first be calculated using the formula set out in Condition 6(A)(iii). Thereafter, the Conversion Price shall be adjusted downward to give effect to any reductions as provided for in Conditions 6(C) and 6(F), with each such reduction given full effect before the next adjustment is applied. At the request of any Debentureholder or the Lead Manager, the Company shall promptly provide the requesting party with a calculation of the current applicable Conversion Price. Such calculation shall be sent to the requesting Debentureholder by means of a certificate signed by the Company's Chief Financial Officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

7.       REDEMPTION AND PURCHASE

         (A) Unless previously redeemed, converted or purchased and canceled as provided herein, the Company will redeem the Debentures at their principal amount on July 26, 2002; PROVIDED, HOWEVER, that at any time on giving notice in accordance with Condition 15 and the procedures set out in the Trust Indenture, the Company may redeem all of the Debentures outstanding at such time at their principal amount, together with interest accrued to the Redemption Date, in the event that prior to the date of such notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of eighty-five percent (85%) or more in principal amount of the Debentures. The Company shall notify the Luxembourg Stock Exchange upon any such redemption.

         (B) Subject to applicable law, the Company or any of its Subsidiaries may at any time purchase Debentures together, in the case of Definitive Bearer Debentures, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Debentureholders alike. Debentures purchased by the Company or any of its Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

         (C) All Debentures that are redeemed by the Company will forthwith be canceled (together with all related unmatured Coupons attached to or surrendered with the Debentures) and may not be reissued or resold.

8.       TAXATION

         All payments in respect of the Debentures by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Debentureholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Debentures or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Debenture or Coupon:

         (A) to, or to a third party on behalf of, a Holder who is liable for the Taxes in respect of the Debenture or Coupon by reason of such Holder having some connection with the U.S. other than the mere holding of the Debenture or Coupon or the receipt of payments made in connection therewith; or

         (B) presented for payment more than thirty (30) calendar days after the Relevant Date except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of thirty (30) calendar days.

         Any reference in these Terms and Conditions to any amounts in respect of the Debentures shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Indenture.

9.       ADDITIONAL COVENANTS

         While any Conversion Right remains exercisable, the Company will, save with the consent of the Holders as contemplated pursuant to Condition 16 or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Debentureholders to give such approval:

         (A) at all times keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Conversion Shares as would enable the Conversion Rights, the rights for additional shares as set forth in Condition 6(G), and all other rights of subscription and exchange for and conversion into Conversion Shares to be satisfied in full;

         (B) maintain a quotation for all the issued Conversion Shares on OTC, it being understood that if the Company is unable to obtain or maintain such quotation of Conversion Shares, to obtain and maintain a listing or quotation for all the Conversion Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time with the written consent of the Lead Manager determine and will forthwith give notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture of the listing, de-listing or quotation or lack of quotation of the Conversion Shares (as a class) by any such Alternative Stock Exchange;

         (C) use all reasonable efforts to maintain a listing of the Debentures on the Luxembourg Stock Exchange or an Alternative Stock Exchange; and

         (D) not adopt any amendment to its Certificate of Incorporation that would modify the rights attaching to the Common Stock.

10.      PRESCRIPTION

         Debentures and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Debentures or the Coupons, as the case may be, subject to the provisions of Condition 5.

11.      EVENTS OF DEFAULT

         The Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Debentures then outstanding or if so directed by an Extraordinary Resolution of the Debentureholders shall give notice to the Company that the Debentures are, and they shall accordingly thereby forthwith become, immediately due and payable at their principal amount together with accrued interest (as provided in the Trust Indenture) if any of the following events (each an "Event of Default") shall have occurred (unless (i) such events are expressly permitted or contemplated by the Trust Indenture or (ii) such Event of Default has been remedied to the satisfaction of the Trustee):

         (A) if the Company defaults in the payment of the principal of (or premium, if any, on) any Debenture as and when it shall become due and payable at its Maturity, upon redemption, by declaration or otherwise; or

         (B) if the Company defaults in the payment of any interest upon any Debenture, or any related Coupon, when such interest or Coupon becomes due and payable, and the continuance of such default for a period of 5 days; or

         (C) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Debentures or the Trust Indenture and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (D) if (i) any other Indebtedness of the Company or any Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness of the Company or any Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company or any Subsidiary for any Indebtedness of any Person or any guaranty or indemnity of Indebtedness of any Person by the Company or any Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate U.S. $250,000 and in each case such event continues unremedied for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit); or

         (E) if the Company or any Subsidiary shall generally fail to pay its debts as such debts become due (except debts which the Company or such Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

         (F) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within ninety (90) calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company); or

         (G) if the Company or any Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the laws of the Federal Bankruptcy Code or any similar applicable U.S. federal, state or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

         (H) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company or any Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. federal, state or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of ninety (90) calendar days; or

         (I) if a warranty, representation or other statement made by or on behalf of the Company contained in the Trust Indenture, the Debentures or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and (except where the Trustee shall have certified to the Company that it considers such falsity to be incapable of remedy; in which case no such notice or continuation as is hereinafter mentioned will be required) such falsity continues for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (J) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S.$250,000 outstanding against the Company or any Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

12.      ENFORCEMENT

         The Trustee may at any time, at its discretion and with prior written notice to the Company take such proceedings against the Company as it may think fit to enforce the provisions of the Trust Indenture, the Debentures and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Indenture, the Debentures or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Debentureholders or so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Debentures, and (b) it shall have been indemnified to its satisfaction. No Debentureholder or Couponholder shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

13.      SUBSTITUTION

         The Trustee may, without the consent of the Debentureholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Debentures, the Coupons and the Trust Indenture of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of Conversion Shares having by the terms thereof ordinary voting power to elect a majority of the Board of Directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Trustee being satisfied that the interests of the Debentureholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Indenture being complied with.

14.      REPLACEMENT OF DEBENTURES AND COUPONS

         Should any Debenture or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company and the Trustee may reasonably require. Mutilated or defaced Debentures or Coupons must be surrendered before replacements will be issued.

15.      NOTICES

         (A) Notices to all the Debentureholders will be valid if published in two (2) Authorised Newspapers as provided in Section 1.08 of the Trust Indenture, one of which must be a newspaper of general circulation in Luxembourg , for so long as the Debentures are listed on the Luxembourg Stock Exchange (which is expected to be the LUXEMBURGER WORT) and the other is expected to be the FINANCIAL TIMES EUROPEAN EDITION. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

         (B) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Debentureholders in accordance with this Condition.

16.      MEETINGS OF DEBENTUREHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

         (A) The Trust Indenture contains provisions for convening meetings of the Debentureholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Indenture. The quorum at any meeting, or at any adjourned such meeting, for passing an Extraordinary Resolution will be one or more Persons present holding or representing 25% in principal amount of the Outstanding Debentures, except that for certain of the provisions of the Terms and Conditions of the Debentures (including Condition 8) and certain of the provisions of the Trust Indenture, the necessary quorum and vote required for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than the percentage set out in the Trust Indenture. An Extraordinary Resolution passed at any meeting of the Debentureholders will be binding on all Debentureholders, whether or not they are present at the meeting, and on all Couponholders.

         (B) As provided in the Trust Indenture, any action required by the Trust Indenture to be taken at any meeting may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by the Holders of the required percentage of the principal amount of the Outstanding Debentures that would be necessary to authorise or take such action at such meeting.

         (C) The Trust Indenture provides that, without the consent of each holder of an outstanding Debenture affected thereby, no amendment may, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, (ii) reduce the principal amount or the rate of interest on any Debenture, (iii) impair the right of any Holder of the Debentures to receive payment of principal of and interest on such Holder's Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debentures, (iv) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions, (v) make any change in the provisions restricting the ability of the Company to incur Indebtedness that is senior in right of payment to the Debentures, (vi) make any Debenture payable in money other than that stated in such Debenture, or (vii) make any change that adversely affects the rights of any Debentureholder or amends the terms of the Debentures or the Trust Indenture in a way that would result in the loss of an exemption from any of the Taxes described under Condition 8 above.

         (D) The Trust Indenture also provides that, without the consent of any Holder of the Debentures, the Company and the Trustee may amend the Trust Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Trust Indenture, to add guarantees with respect to the Debentures, to secure the Debentures, to add to the covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Company.

         (E) The consent of the Holders of the Debentures is not necessary to approve the particular form of any proposed amendment, modification or Supplemental Indenture. It is sufficient if such consent approves the substance of the proposed amendment, modification or Supplemental Indenture.

         (F) After any amendment or Supplemental Indenture to the Trust Indenture or Debentures becomes effective, the Company will provide the Holders of the Debentures with a notice describing such amendment or Supplemental Indenture. A copy of any such amendment or Supplemental Indenture shall also be delivered to the Luxembourg Stock Exchange. The failure to give such notice to all Holders of such Debentures, or any defect therein, will not impair or affect the validity of the amendment or Supplemental Indenture.

         (G) Any modification, waiver or authorisation shall be binding on the Debentureholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Debentureholders as soon as practicable thereafter in accordance with Condition 15 and Section 1.08 of the Trust Indenture.

17.      DEFEASANCE

         The Company has the right to cause a legal defeasance or a covenant defeasance with respect to the Debentures, all as more fully set out in the Trust Indenture.


18.      INDEMNIFICATION OF THE TRUSTEE

         The Trust Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

19.      GOVERNING LAW

         The Trust Indenture, the Agency Agreement, the Debentures and the Coupons are governed by, and will be construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Issuer has caused this Global Debenture to be duly executed in its corporate name by the manual or facsimile signatures of the undersigned duly authorized officers of the Issuer.

    Dated as of July 28, 2000.


                                         FIBERCHEM, INC.


                                                     By:      __________________
                                         Name:    _____________________
                                         Title    _____________________

    [Corporate Seal]

    ATTEST:


         By:      ___________________
                  __________ Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This Global Debenture is one of the Debentures referred to in the within mentioned Trust Indenture.

                                          The Bank of New York
                                          as Trustee


                                              By:   ____________________________
                                                          Authorised Signatory

                                   SCHEDULE A

                    PRINCIPAL AMOUNT OF THIS GLOBAL DEBENTURE

    The aggregate principal amount of this Global Debenture is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Reductions in the outstanding principal amount of this Global Debenture following redemption, conversion into shares of Common Stock, or the purchase and cancellation of Debentures are entered in the second and third columns below.


_________________ _________________________ _________________ ____________________________ _________________________________________
                                                                                                     NOTATION MADE BY OR
                            REASON FOR                                 OUTSTANDING               ON BEHALF OF THE PRINCIPAL
                         CHANGE IN THE                             PRINCIPAL AMOUNT OF              PAYING AGENT (OTHER THAN
                          OUTSTANDING             AMOUNT               THE GLOBAL                 IN RESPECT OF THE INITIAL
         DATE          PRINCIPAL AMOUNT          OF SUCH           DEBENTURE FOLLOWING                 PRINCIPAL AMOUNT
                        OF THIS GLOBAL            CHANGE               SUCH CHANGE
                          DEBENTURE(1)
_________________ _________________________ _________________ ____________________________ _________________________________________
    July 28,              Not applicable           Not                 $1,350,000                       Not applicable
    2000                                       applicable
_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________

_________________ _________________________ _________________ ____________________________ _________________________________________



_______________
         (1) State whether the reduction or adjustment results from (1) conversion of interests in the Debenture into shares of Common Stock, (2) partial redemption of the Debenture, or (3) the purchase and cancellation of interests in the Debenture.

                                   SCHEDULE B

              INTEREST PAYMENTS IN RESPECT OF THIS GLOBAL DEBENTURE

    The following payments of interest in respect of this Global Debenture have been made:


________________________ ___________________________ ____________________________________ ____________________________________
                                 AMOUNT OF                                                       NOTATION MADE BY OR ON
          DATE MADE            INTEREST DUE                AMOUNT OF INTEREST PAID               BEHALF OF THE PRINCIPAL
                                AND PAYABLE                                                           PAYING AGENT
________________________ ___________________________ ____________________________________ ____________________________________
________________________ ___________________________ ____________________________________ ____________________________________

________________________ ___________________________ ____________________________________ ____________________________________

________________________ ___________________________ ____________________________________ ____________________________________

________________________ ___________________________ ____________________________________ ____________________________________

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